UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: November 27, 2007

The Pep Boys - Manny, Moe & Jack

(Exact name of registrant as specified in charter)

Pennsylvania	1-3381	23-0962915
(State or other jurisdiction of	(Commission	(I.R.S. Employer ID number)
incorporation or organization)	File No.)

3111 W. Allegheny Ave. Philadelphia, PA		19132
(Address of principal executive offices)		(Zip code)

215-430-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8K/A amends that Current Report on Form 8-K filed on November 27, 2007 by The Pep Boys—Manny, Moe & Jack (the “Company”).

Item 2.02  Results of Operations and Financial Condition

On November 27, 2007, the Company issued a press release announcing its earnings for the fiscal quarter ended November 3, 2007.  As part of such press release, the Company announced the closure of 31 low-return stores and its expectation to incur pre-tax charges of approximately $17.0 million related to the store closures in the fourth quarter of fiscal 2007.  While the Company does not expect the aggregate amount of the store closure charges to exceed the previous estimate, it has determined that a portion of such pre-tax charges, related to the impairment of stores, should have been recorded in the third quarter.  The Company expects the remainder of the store closure charges to be incurred in the fourth quarter.

Accordingly, the Company is furnishing revised unaudited supplemental financial data to reflect the recording of such impairment charges in the third quarter.  Such data supersedes the originally furnished data in its entirety.

The information in Items 2.02 and 9.01 (including the Exhibits filed herewith) of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Items 2.02 and 9.01 (including the Exhibits filed herewith) of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits. The following exhibits are filed with this report:

Exhibit No. 99.1  Unaudited supplemental financial data.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PEP BOYS - MANNY, MOE &
JACK

By:	/s/ Harry F. Yanowitz
Harry F. Yanowitz
Senior Vice President and
Chief Financial Officer

Date:  December 18, 2007